UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2005

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On March 14, 2005, Veritas DGC Inc. (the “Company”) issued a press release reporting the impact of certain accounting corrections on profit before tax of previously reported periods and available cash as of the end of its fiscal quarter ended January 31, 2005.  A copy of the press release is attached as Exhibit 99.1.

Item 8.01.              Other Events.

On March 14, 2005, the Company issued a press release that, as a result of reviews associated with completion of its year-end and restatement procedures, the Company determined that its accounting policies related to mobilization of equipment and crews and those related to a limited number of customer contracts with specific customer refund rights or certain revenue sharing provisions were not in accordance with generally accepted accounting principles.  Based on that determination, the Company has modified its accounting policies with regard to these issues.

These accounting corrections will defer revenue and profit into future periods and will impact the profit before tax of previously reported periods as follows: reduce Q1 of 2005 by $0.6 million, reduce fiscal 2004 by $0.9 million, increase fiscal 2003 by $0.3 million and decrease fiscal 2002 by $0.7 million. The Company will include these adjustments related to the accounting corrections with the previously disclosed pre-tax adjustments totaling approximately $3.2 million in its restatement, described in its press release of October 13, 2004.

The Company is currently responding to comments from the staff of the Securities and Exchange Commission regarding its annual report on Form 10-K for the fiscal year ended July 31, 2003. The Company has responded to most of the staff’s comments to date and will be providing information to the staff related to the Company’s historical experience regarding its use of estimates when applying the sales forecast accounting method to its multi-client data library. The Company’s management believes that its methods and estimates related to its accounting for its multi-client data library are appropriate under relevant accounting pronouncements and are consistent with industry practice. If changes to these methods or estimates are required, such changes could have a material impact on the Company’s results.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description

99.1	Press release issued March 14, 2005

THE INFORMATION CONTAINED IN ITEM 2.02 OF THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE

SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	March 14, 2005	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued March 14, 2005